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                              MARKETING AGREEMENT

MARKETING AGREEMENT ("Agreement") as of June 1, 1999 (the "Effective Date") between Magazineoutlet.com, a division of NewSub Magazine Services LLC, (collectively "MO"), located at 5 High Ridge Park, Stamford, CT 06905, and Freeshop.com, Inc. ("FreeShop.com"), a Washington corporation, located at 95 South Jackson Street, Suite 300, Seattle, Washington 98104 ("FreeShop.com"). FreeShop.com wishes to offer subscriptions to consumer magazines on its web site located at www.freeshop.com, and replacement and successor addresses thereto (the "FreeShop.com Site") and forward orders for said magazines to MO, as well as to test the viability of additional marketing programs.

1.      MAGAZINE OFFERINGS.

        1.1. Presentation Materials. MO shall provide FreeShop.com with MO logo and graphics, logos of consumer brands offered by MO, consumer magazine cover graphics, banners, offer copy, offer elements and other copy, all of which may be updated in the reasonable discretion of MO from time-to-time (collectively, the "Presentation Materials"), for promotion of the consumer title magazine subscription offers on the FreeShop.com Site. MO will transmit updated Presentation Materials in a mutually agreed format to FreeShop.com via email or FTP from time to time, and will promptly notify FreeShop.com upon transmission.

        1.2. Magazine Offers. Using the Presentation Materials, FreeShop.com will market and offer to FreeShop.com Site visitors ("Offer(s)"), in accordance with the terms and conditions of the Agreement, the magazine subscriptions authorized for promotion on FreeShop.com by MO's best efforts, which are available through MO's own web site at www.magazineoutlet.com as updated from time to time hereafter with the consent of MO which will not be unreasonably withheld, conditioned or denied (the "Magazines"). FreeShop.com has the right in their sole discretion to refuse advertising or to request removal of advertising from the FreeShop.com site for any reason. FreeShop.com'sonline marketing and distribution partners, and their respective agents have the right in their sole discretion to refuse advertising or to request removal of advertising for specific Magazines from their site respectively for any reason. FreeShop.com distribution partners and their respective agents may not alter, modify or change the offers or promotion of those offers in any way and FreeShop.com is solely responsible for enforcing this.

2.      OFFER PLACEMENT.

        2.1. MO Store. Subject to the approval of MO not to be unreasonably withheld, conditioned or denied, FreeShop.com shall design, build, host and operate at its sole expense a premium, branded section of the FreeShop.com Site to be known as the Freeshop.com magazine store, which store shall be devoted entirely to offering and selling the Magazines and shall feature e-commerce functionality and features ("Magazine Store"), which shall be a part of, and subject to the same conditions as, the FreeShop.com Site.


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        2.2.    Magazine Offer Links. FreeShop.com shall place a link to the
                Magazine Store on the front screen of the FreeShop.com Site, in a conspicuous location that is visible to customary users upon initial receipt of the page without any scrolling or navigation. FreeShop.com will also promote the Magazine Store and the Magazines individually in email promotions and other areas of the FreeShop.com Site as appropriate in FreeShop.com's discretion, as well as through FreeShop.com affiliated sites.

        2.3. Site Coordination. MO and FreeShop.com shall jointly coordinate all elements of the placement of Presentation Materials on the FreeShop.com Site.

        2.4. Changes. FreeShop.com agrees to use best efforts to execute any and all reasonable changes in the Presentation Materials within five (5) business days of receipt of the same. Upon notice by MO, FreeShop.com shall promptly remove any Magazines or other materials on pages that contain content judged by MO in its sole reasonable discretion to be objectionable or in other ways offensive in a manner that would negatively affect MO.

3.      RIGHTS GRANTED.

        3.1. License to MO Marks. Subject to all the terms and conditions of this Agreement, MO grants FreeShop.com the non-exclusive, non-transferable, non-sublicensable, revocable right to use the Presentation Materials during the term of the FreeShop.com Agreement for the sole purpose of generating Magazine subscription sales through the FreeShop.com Site. In addition to other rights and remedies herein, MO reserves all of its rights, and those of the other respective rights owners, in the Presentation Materials, and FreeShop.com claims no rights whatsoever in the Presentation Materials. All good will attributed to the MO logo(s), tradenames(s) and trademarks ("MO Marks") will inure to the benefit of MO exclusively.

4.      ORDER PROCESSING, FULFILLMENT AND SUPPORT.

        4.1.    FreeShop.com-Customer Agreements.

                4.1.1. MO may provide FreeShop.com with a copy of certain terms and conditions binding upon customers to which the sale or ordering of Consumer Magazines are subject ("Product Agreement"), and FreeShop.com will provide a link on the offer page for each Magazine for customers to review and understand said terms and conditions before ordering said Magazines. MO may change any provision of a Product Agreement from time to time on thirty (30) days notice to FreeShop.com, and shall have prior approval over how the Product Agreement is presented to the consumer. FreeShop.com will notify customers in the Product Agreement that MO will send emails for the purpose of managing their subscription(s). The customer will be provided with the ability to opt out of any such notices. MO may contact customers via email up to three
                        (3) times per year to manage existing subscriber relationships. All such email messages will include a link to FreeShop.com.


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                4.1.2.  FreeShop.com shall place a toll-free telephone number and e-mail address to be provided by MO on the Magazine Store in conjunction with all orders, to enable customers to contact MO directly for customer service and to cancel Magazine subscriptions.

        4.2.    Order Information.

                4.2.1. FreeShop.com will deliver to MO on a weekly basis via secure electronic transmission in a file format reasonably agreed to by MO and FreeShop.com all Magazine subscription orders received by FreeShop.com including the following information received by FreeShop.com for each and every Lead: (i) full first and last names and complete mailing address(es) for both billing and shipping, one or more [***] (unless the customer has opted out) (ii) one or more telephone number(s), (iii) the quantity and titles of Magazine subscriptions, and the corresponding Magazine code/source code supplied by MO, (iv) the order date and any price information associated with the order, and (v) complete, valid credit card information guaranteeing payment of the subscription fee in full, including credit card number, expiration date and name of credit card holder (Visa, MasterCard, American Express and Discover Card only) (collectively, ("Leads"). FreeShop.com will be solely responsible for collecting and transmitting to MO in accordance with the terms and conditions of the Agreement all Leads.

        4.3 Cancellations. MO will process cancellations of subscriptions in accordance with the MO cancellation policy as provided to FreeShop.com for inclusion in the FreeShop.com Site, as modified by MO from time-to-time. FreeShop.com shall promptly transmit to MO all cancellation information or requests for MO to respond to and/or process, upon receipt of the same and in accordance with the terms of the Agreement. MO shall determine, in its sole discretion, the validity of cancellations, and shall be solely responsible for the refund of any subscription fees.

        4.4 Records. FreeShop.com shall maintain records of each customer order of a Magazine, including Consumer Order Information, for a period of at least two (2) years from the date of each such order.

        4.5 Order Fulfillment. MO shall be solely responsible for fulfillment of orders and all expenses directly associated therewith.

        4.6 Marketing Tests. When available during the Term of this Agreement, FreeShop.com agrees to test in a format and on terms to be mutually agreed in good faith by the parties, the marketing of trade magazines ("FreeBizMag"), a credit card security program (the "MO Credit Card Program"), and an internet customer service system (the "MO Internet Service System") for renewals and change of address to be offered by MO. Each of these programs shall be implemented on the FreeShop.com site in a timely fashion. Each program shall be implemented for a reasonable testing period such that both parties will have sufficient means to evaluate


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                the success of the tests. Following thorough evaluation, the parties will jointly develop and execute an appropriate implementation plan.

        4.6.1 FreeBizMag: For the purposes of the test, FreeShop.com will promote free business magazines on the FreeShop.com site. MO will pay FreeShop.com $1 for each lead generated from the free business magazine program. MO shall retain all right, title and interest in and to FreeBizMag. FreeShop.com acknowledges that it does not and shall have no right, title, or interest whatsoever in or to FreeBizMag. Furthermore, FreeShop.com acknowledges that it shall provide its cooperation in supporting FreeBizMag as reasonably requested by MO.

        4.6.2 MO Credit Card Program: For the purposes of the test, FreeShop.com will promote a comprehensive credit card security system, which will enable consumers to sign up for credit card protection and insurance for purchases on the FreeShop.com Site. MO shall retain all right, title and interest in and to the MO Credit Card Program. FreeShop.com acknowledges that it does not and shall have no right, title, or interest whatsoever in or to the MO Credit Card Program. Furthermore, FreeShop.com acknowledges that it shall provide its cooperation in supporting the MO Credit Card Program as reasonably requested by MO.

        4.6.3 MO Internet Service System: For the purposes of the test, FreeShop will promote a magazine customer service program including change of address renewals and other services relating to magazine subscriptions. MO shall retain all right, title and interest in and the MO Internet Service System. FreeShop.com acknowledges that it does not and shall have no right, title, or interest whatsoever in or to the MO Internet Service System. Furthermore, FreeShop.com acknowledges that it shall provide its cooperation in supporting the MO Internet Service System as reasonably requested by MO.



5.      CUSTOMER RESPONSIBILITY.

FreeShop.com agrees that customers who purchase Magazines through the Magazine Store will be deemed to be customers of MO as well as FreeShop.com, for all purposes, including without limitation information management and direct marketing, subject to the MO rules, policies and operating procedures concerning customer orders, and customer service in connection therewith and subject to the terms of the Product Agreement presented to customers.

6.      MAGAZINE COMMISSIONS AND PAYMENTS.

        6.1 Payments. MO shall pay FreeShop.com [***] ($***) per each Lead ("Commissions"),within forty-five (45) days following receipt of invoice


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                from FreeShop.com. Commission payments will be less any orders that could not be processed by MO due to invalid, missing, or untimely Lead information. If discrepancies are found following commission payment, they will be deducted from the next monthly payment.

        6.2 Reports. FreeShop.com shall deliver to MO weekly reports via email representing estimated Leads received for Magazines through the FreeShop.com Site.

        6.3 Renegotiate. MO and FreeShop.com agree to use their best efforts to renegotiate a lower Commission rate if after six (6) months from the Effective Date: (a) there are fewer than ten thousand (10,000) Leads per month for three (3) or more consecutive months, or (b) the rate of cancellation of Magazine subscriptions placed through the FreeShop.com Site is greater than twenty-five percent (25%).

        6.4 Exclusivity. During the term of this Agreement, FreeShop.com will not place offers through or on the FreeShop.com Site for magazines from any company other than MO, nor shall it offer such services itself, directly or indirectly, nor shall FreeShop.com allow any magazine advertisements, promotions or content from any company other than MO or links to any websites which are primarily in the business of magazine subscription services to appear on the FreeShop.com Site, other than MO. If FreeShop.com links to a site which promotes magazines as an ancillary business, that portion of the site must not be available from the FreeShop.com site or MO must have approval over any such relationships where magazines are offered. Notwithstanding the foregoing sentence, FreeShop.com may solely continue to offer the six (6) magazines set forth in Exhibit A hereto ("FreeShop.com Magazines"), which it represents are being actively offered on and sold through the FreeShop.com Site as of the Effective Date, in a consistent manner and in conjunction with the existing publisher(s) only; it being understood and agreed that the FreeShop.com Magazines will not be advertised or sold in the Magazine Store.

7.      PROMOTIONAL MAGAZINES.

        7.1. Value. During the term of the Agreement, FreeShop.com shall accrue credit with MO, cumulatively on a monthly basis ("Accrued Promotional Credit") for points which can be redeemed for annual various magazine subscriptions of [***] dollars ($[***]) in value based on the prices offered to customers in the Magazine Store ("Promotional Magazines") up to a total aggregate value of [***] ($[***]) dollars. The Promotional Magazines shall be made available to FreeShop.com throughout the term and MO and FreeShop.com will reasonably coordinate on the redemption process for such Accrued Promotional Credit. MO shall notify FreeShop.com as the Promotional Magazines become available up to the then current amount of the Accrued Promotional Credit.

        7.2. Continuous Service Customers. Subject only to the foregoing subsection 7.1, Promotional Magazines shall be subject to all terms and conditions of the


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                Agreement, including without limitation Customer Responsibility,
                MO Magazine Policies and Conditions and MO's Continuous
                ServiceSM subscription model for which the customer will be billed in the ninth month of the annual Promotional Subscription and yearly thereafter unless and until a subscription is canceled.

8.      TERM AND TERMINATION

        8.1 Term. The term of this Agreement shall commence on the Effective date and continue for a period of two (2) years ("Initial Term"), and shall be automatically renewed thereafter for subsequent one (1) year periods (collectively, "term").

        8.2     Termination. Either party shall have the right to terminate this
                Agreement:

                8.1.1 if the other party commits a material breach and fails to cure such breach within thirty (30) days following written notice describing such breach;

                8.1.2   upon ninety (90) days written notice; and

                8.1.3 immediately by written notice upon the insolvency, or the voluntary or involuntary bankruptcy, of the other party, or if the other party makes an assignment for the benefit of creditors, or has a receiver or trustee appointed.

        8.2 Actions upon Termination. Upon termination or expiration of this Agreement for any reason whatsoever, FreeShop.com's rights hereunder to market, promote, offer or otherwise act pursuant to this Agreement shall immediately cease, and FreeShop.com shall immediately and completely cease any such activity. Within five
                (5) days after such termination or expiration FreeShop.com shall return to MO all Presentation Materials and other materials provided to FreeShop.com under this Agreement, and all copies thereof, or upon request by MO destroy the same, and certify in writing that the foregoing and all copies thereof have either been so returned to MO or destroyed at the end of the termination. Upon termination, FreeShop.com shall only be entitled to Commissions earned.



9.      REPRESENTATIONS, WARRANTIES AND COVENANTS

        9.1.    By MO. MO represents, warrants and covenants:

                9.1.1. the Magazine subscription rates offered through the Magazine Store for paid new subscriptions shall be equivalent to the best prices that MO makes available through third-parties or MO's own web site to the general public on the Internet;

                9.1.2. MO shall offer customers under the Agreement the incentive of two (2) months free at the commencement of new Magazine subscriptions; and


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                9.1.3.  the Presentation Materials do not infringe the rights of any third party, and are not libelous or otherwise illegal.

                9.1.4. SUBJECT TO THE FOREGOING SUBSECTIONS 9.1.1 - 9.1.3, MO MAKES NO REPRESENTATIONS OR WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY SERVICES PERFORMED OR ANY INFORMATION, CONTENT OR OTHER MATERIALS PROVIDED OR MADE AVAILABLE BY IT HEREUNDER, AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE. MO DOES NOT REPRESENT THAT THE OPERATION OF ITS SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, AND IT WILL NOT BE LIABLE FOR THE CONSEQUENCES OF SUCH INTERRUPTIONS, ERRORS OR NON-FULFILLMENT OF ORDERS.

        9.2. By FreeShop.com. FreeShop.com represents, warrants and covenants:

                9.2.1. it is solely responsible for the development, operation, and maintenance of the FreeShop.com Site and all portions thereof. FreeShop.com agrees to use best efforts to accurately display and maintain the Presentation Materials, including offer terms, in good working order, and not to alter or modify them in any way without obtaining the prior written consent of MO. Under no circumstance shall FreeShop.com vary the authorized subscription prices by implicitly or expressly offering discounts, premiums or any other incentives specifically related to the Magazine Store. FreeShop.com agrees to use best efforts to make any imperative changes to Presentation Materials, such as changes to price, within two (2) business days if reasonably possible;

                9.2.2. any and all content and materials, other than the Presentation Materials, which are posted on the FreeShop.com Site, do not violate or infringe upon the rights of any third party, and are not libelous or otherwise illegal;

                9.2.3. FreeShop.com shall maintain the Magazine Store with a level of support no less favorable than the support it provides to the other parts of the FreeShop.com Site; and

                9.2.4. it shall use best efforts at all times to maximize sales of Magazines through the Magazine Store.

                9.2.5. SUBJECT TO THE FOREGOING SUBSECTIONS 9.2.1 - 9.2.4, FREESHOP.COM MAKES NO REPRESENTATIONS OR WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY SERVICES PERFORMED OR ANY INFORMATION, CONTENT OR OTHER MATERIALS PROVIDED OR MADE


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                        AVAILABLE BY IT HEREUNDER, AND DISCLAIMS ALL IMPLIED
                        WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE. FREESHOP.COM DOES NOT REPRESENT THAT THE OPERATION OF ITS SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, AND IT WILL NOT BE LIABLE FOR THE CONSEQUENCES OF SUCH INTERRUPTIONS, ERRORS OR NON-FULFILLMENT OF ORDERS.

10.     MO POLICIES AND CONDITIONS.

        10.1. Selection of Titles. MO may change its selection of magazine titles, and their subscription prices, at any time, without prior notice, in its sole discretion, and FreeShop.com agrees to promptly adopt such modifications upon notice. MO does not guarantee specific prices, or the availability of any product.

        10.2. MO shall be exclusively responsible for all processing, fulfillment and customer service related to Magazine orders. At MO's sole discretion, it may reject any Magazine subscription orders that do not comply with its requirements.

        10.3. Territory. MO shall fulfill Magazine subscription orders through the FreeShop.com Site within the U.S. and its military bases only.

11.     INDEMNIFICATION.

Each party (the "Indemnitor") shall indemnify and hold harmless the other (the "Indemnitee") against and from all claims, liabilities, suits, damages, costs, including without limitation, reasonable attorney's fees, disbursements and court costs that Indemnitee may suffer, incur or be subjected to by reason of any legal action, arbitration or other claim by a third party arising out of or as a result of a breach of any of Indemnitor's representations, warranties, or agreements hereunder; provided that (a) the Indemnitor is promptly notified in writing of such claim or suit, (b) the Indemnitor shall have the sole control of any defense and/or settlement thereof, (c) the Indemnitee furnishes to the Indemnitor, on request, information available to the Indemnitee for such defense, and (d) the Indemnitee reasonably cooperates in any defense and/or settlement thereof as long as the Indemnitor pays all of the Indemnitee's reasonable out of pocket expenses and attorneys' fees. The Indemnitee shall not admit any such claim without prior consent of the Indemnitor and the Indemnitor shall not enter into any settlement or compromise, which would require the Indemnitee to make any payment or bear any obligation other than those set forth herein without the Indemnitee's prior written consent.

12.     LIMITATIONS OF LIABILITY.


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EACH PARTY'S SOLE REMEDY AGAINST THE OTHER FOR LOSS OR DAMAGE ARISING OUT OF THE
PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT SHALL BE PROVEN DIRECT, ACTUAL DAMAGES. NEITHER PARTY WILL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, INCIDENTAL, RELIANCE, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES ARISING OUT OF ITS PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13. CONFIDENTIALITY.

Each party (the "Receiving Party") agrees that all proprietary information concerning the other (the "Disclosing Party"), including without limitation business and financial data, vendor lists, pricing and sales information, and the terms of this Agreement, shall remain strictly confidential and shall not be disclosed to third parties, with the sole exception of the Receiving Party's accountants and attorneys on a confidential basis, or pursuant to valid legal process, of which the Receiving Party shall provide immediate notice to the Disclosing Party and cooperation in any attempt by the Disclosing Party to oppose said process. Confidential information shall not include information (a) which was lawfully in possession of Receiving Party prior to disclosure of such information by Disclosing Party, (b) which was, or at any time becomes, available in the public domain other than through a violation of this Agreement,
(c) which is documented by Receiving Party as having been developed by Receiving Party independently or (d) which is furnished to Receiving Party or its representatives by a third party not under an obligation of confidentiality to Disclosing Party.


14.     RELATIONSHIP.

Each party may identify the other as an "affiliate" in disclosing the nature of services that are the subject matter of the Agreement. Under no circumstances shall this Agreement, nor either party's activities under it, create any agency, franchise, joint venture, partnership, sales representative or employment relationship between FreeShop.com and MO, and neither party has any authority to make or accept any offers on behalf of the other without prior written consent. The parties will coordinate in the preparation and distribution of a mutually agreed press release publicly announcing this relationship. In addition, MO grants FreeShop.com the right to use MO's name and trademarks in promotional materials which MO shall approve prior to their release. This right shall continue until all promotional materials existing on the date of any termination of this Agreement have been distributed or otherwise utilized.

15.     FORCE MAJEURE.

Neither party shall be liable for nonperformance or delay in performance (other than of obligations regarding confidentiality) caused by any event reasonably beyond the control of such party including, but not limited to wars, hostilities, revolutions, riots, civil


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commotion, national emergency, strikes, lock-outs, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency.

16.     ASSIGNMENT.

Either party may assign this Agreement, and its rights, licenses and obligations hereunder, subject to the prior written approval of the other which shall not be unreasonably withheld, solely to any affiliate or other acquiror of all or of substantially all of its equity securities, assets or business relating to the subject matter of this Agreement, or pursuant to any internal re-organization. Any attempted assignment in violation of this Section will be void and without effect. The issuance of or trading in any securities which are registered under the Securities Act of 1933, as amended, or in conjunction with any transaction which is registered under the Securities and Exchange Act of 1934, as amended, shall not be deemed to violate the provisions of this Section. Subject to the foregoing, this Agreement will benefit and bind the parties' successors and assigns.

17.     SURVIVAL.

The following shall survive any expiration or termination of this Agreement: (a) sections (and subsections thereof) numbers 3, 4, 5, 6, 7, 8.2, 10, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21, 22, 23 and 24; (b) any accrued payment obligations;
(c) except as otherwise expressly provided herein, any right of action for breach of this Agreement prior to termination, and (d) MO's rights, and obligations to customers, relating to existing Magazine subscriptions and fulfillment services.

18.     SEVERABLE.

In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

19.     WAIVER.

The failure to enforce any provision of the Agreement will not be a waiver of the right to subsequent enforcement of the provision or any other provision of the Agreement.

20.     NOTICE.

Any notice or other correspondence required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) immediately if served personally, (b) immediately if sent to a designated FAX number (with confirmation of receipt), and simultaneously via first-class mail, postage pre-paid and addressed to the persons set forth below, (c) three (3) business days after if sent by certified or registered mail return receipt requested, and addressed to the persons set forth


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below, (d) on the next business day if sent via internationally recognized carrier such as FedEx or U.P.S. and addressed to the persons set forth below.

    If to Magazineoutlet.com:

    Marti Schiff
    President

    With a copy to:
    Lisa B. Dubrow
    VP, General Counsel

    If to FreeShop.com:

    Tim Choate
    President & CEO


    With a copy to:
    John Wade
    CFO


21.     HEADINGS.

Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

22.     CHOICE OF LAW, DISPUTE RESOLUTION AND JURISDICTION.

        22.1. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

        22.2. ADR Procedures. In the event of any controversy or claim arising out of this Agreement raised by either party, the party raising the dispute will promptly notify the other party in writing of the nature of the dispute and the factual background. Within the fifteen (15) calendar day period following such notice, the parties will initiate an attempt in good faith to reach a reasonable solution to the dispute, including escalation to the vice-president of each company responsible for the subject matter of the dispute. If the dispute cannot be amicably resolved within thirty (30) calendar days of written notification, then either party may seek to resolve said dispute by arbitration before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The place of arbitration shall be at a neutral site to be reasonably determined by both parties. Each party shall provide to the arbitrator, no later than fifteen (15) calendar days following the date of the arbitrator's appointment, a statement, including all supporting documents or other evidence on which such party relies as to why it


[***] Confidential portion omitted pursuant to a confidential treatment request submitted pursuant to Rule 406 under the Securities Act of 1933, as amended.

                believes that the dispute should be resolved in its favor, and all such materials and any other materials provided to the arbitrator by either party shall simultaneously be provided by such party to the other party. Within twenty (20) calendar days after the submission of such statements by all parties, the arbitrator shall hold a hearing with respect to the dispute. At such hearing, the arbitrator may, in his or her sole discretion, allow the parties to call and cross-examine witnesses, make any additional arguments or submit any additional materials to support the position taken in their respective statements. The arbitrator shall enter an award within fifteen (15) calendar days following the hearing provided for herein. Nothing shall preclude either party from making an application to the arbitrator, for good cause, to expedite the proceedings, nor restrict the arbitrator from granting such an application. In addition to such other relief as the arbitrator may award, the arbitrator shall be vested with jurisdiction and shall award to the prevailing party its reasonable attorney's fees and expenses, and all other costs associated with the arbitration. The award rendered by the arbitrator shall be final, and judgement may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

23.     COMPLETE AGREEMENT.

This Agreement (including the attached exhibits) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, documents, agreements and prior course of dealing, and shall not be effective until signed by both parties.

24.     COUNTERPARTS.

This Agreement may be executed in two counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.


AGREED, this 13th day of                    AGREED, this 12th day of
August, 1999.                               August, 1999.

FREESHOP.COM, INC.                          NEWSUB MAGAZINE SERVICES LLC


By:   /s/ John A. Wade                      By:   /s/ Marti Schiff
   -------------------------------             -------------------------------

Title: Secretary, Vice President,           Title: V.P. on Online Businesses
Finance and Chief Financial Officer


[***] Confidential portion omitted pursuant to a confidential treatment request submitted pursuant to Rule 406 under the Securities Act of 1933, as amended.